QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

LIST OF SUBSIDIARIES

Name of 100% Owned Subsidiaries and Jurisdiction in Which Organized

1.
FEI FSC Ltd. (Barbados)

2.
Knights Technology Incorporated (Oregon)

3.
FEI Electron Optics International B.V. (Netherlands)

4.
FEI Deutschland GmbH (Germany)

5.
FEI Company Japan Ltd. (Japan)

6.
FEI Australia Pty Ltd. (Australia)

7.
Focused Electrons and Ions (FEI) AG (Switzerland)

8.
FEI Belgium N.V. (Belgium)

9.
FEI Czech Republic s.r.o. (Czech Republic)

10.
FEI Hong Kong Co., Ltd. (Hong Kong)

11.
FEI Company of U.S.A. (SE Asia) P.t.e. Ltd. (Singapore)

12.
FEI Denmark A/S (Denmark)

13.
FEI Italia S.r.l. (Italy)

14.
FEI Electron Optics B.V. (Netherlands)

15.
FEI France SAS (France)

16.
FEI Microscopia Espana SA (Spain)

17.
FEI Particle Beam Systems Oesterreich GmbH (Austria)

18.
FEI Europe B.V. (Netherlands)

19.
FEI Norway AS (Norway)

20.
FEI Sweden AB (Sweden)

21.
FEI UK Ltd. (United Kingdom)

22.
FEI Systems Canada Inc. (Canada)

23.
FEI Europe Ltd. (United Kingdom)

Name of Subsidiaries less than 100% Owned

1.
Charged Particle Beam Technology Latin America S.A. de C.V. (Mexico)

2.
FEI Software (India) Private Limited (India)

3.
FEI Systems (Thailand) Company, Limited (Thailand)

QuickLinks

  EXHIBIT 21
LIST OF SUBSIDIARIES